NUMBER

SHARES

VIROPRO, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK

CUSIP 928242205

THIS CERTIFIES THAT:

SAMPLE

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF

VIROPRO, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

VIROPRO, INC. CORPORATE SEAL 1982 NEVADA

COUNTERSIGNED:

JERSEY TRANSFER & TRUST CO.
201 BLOOMFIELD AVE. (P.O. BOX 36), VERONA, NJ 07044
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

SECRETARY

Pat Quinlan

PRESIDENT

© 1990 COLUMBIA FINANCIAL PRINTING CO., HICKSVILLE, NY 11801